UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

HAPC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Prior to the completion of its initial public offering in April, 2006, the Board of Directors of HAPC, Inc. (the “Company”) had reserved 2,416,666 shares of the Company’s common stock issued and held as treasury shares for transfer to present or future officers, directors or employees. On July 24, 2006, the Board, with Sean McDevitt and Pat LaVecchia recusing themselves, reserved 2,000,000 of such shares for grant to Mr. McDevitt and 416,666 of such shares for grant to Mr. LaVecchia. In connection with the Company’s initial public offering, it had undertaken not to transfer any of these treasury shares to FTN Midwest Securities Corp., or any of its affiliates, including Messrs. McDevitt and LaVecchia, prior to the date that is the later of six months after the completion of a business combination or April 11, 2007. In reserving such shares for grant to Messrs. McDevitt and LaVecchia, the Board provided for the Company to transfer such shares on or promptly after such date so that such transfer may be effected in accordance with the foregoing undertaking.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ Erin Enright
Erin Enright
Chief Financial Officer

Dated: July 24, 2006